MORGAN
COMPANY
CHARTERED ACCOUNTANTS

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the use in the Registration Statement on Post-Effective Amendment No. 1 to Form S-1 of Tasker Products Corp. (a development stage company) of our report of independent registered public accounting firm dated March 24, 2004 relating to the consolidated balance sheet of Tasker Products Corp. (a development stage company) as at December 31, 2003 and the related consolidated statements of operations, stockholders' equity, and cash flows for the year then ended, and for the period from inception, May 13, 1996, to December 31, 2003.

We also consent to the reference to us under the headings "Selected Consolidated Financial Data" and "Experts" in such Registration Statement.

Vancouver, Canada

October 26, 2007

Morgan & Company

Chartered Accountants

Tel: (604) 687-5841
Fax: (604) 687-0075
www.morgan-cas.com

MEMBER OF jhi

P.O. Box 10007 Pacific Centre
Suite 1488 - 700 West Georgia Street
Vancouver, B.C. V7Y 1A1